Calculation of Filing Fee Tables
S-8
FLUSHING FINANCIAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share, to be issued under the 2024 Omnibus Incentive Plan	Other	974,000	$ 12.60	$ 12,272,400.00	0.0001476	$ 1,811.41
2	Equity	Common Stock, $0.01 par value per share, to be issued under the Flushing Bank 401(k) Savings Plan	Other	1,000,000	$ 12.60	$ 12,600,000.00	0.0001476	$ 1,859.76
Total Offering Amounts:						$ 24,872,400.00		$ 3,671.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,671.17
Offering Note
[1]	(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers any additional shares of Common Stock, par value $0.01 per share ("Common Stock"), of Flushing Financial Corporation in respect of the securities identified in the above table that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee are based on a price of $12.60 per share of Common Stock, which price is an average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market LLC on August 8, 2024.

[2]	(1) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement on Form S-8 also covers any additional shares of Common Stock of Flushing Financial Corporation in respect of the securities identified in the above table that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transactions. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee are based on a price of $12.60 per share of Common Stock, which price is an average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market LLC on August 8, 2024.